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                                                                   Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form (S-8) pertaining to The Sherwin-Williams Company Deferred Compensation Savings Plan, The Sherwin-Williams Company Key Management Deferred Compensation Plan and The Sherwin-Williams Company Director Deferred Fee Plan of our report dated January 23, 1998 with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



Cleveland, Ohio
October 27, 1998


                                                     /s/ ERNST & YOUNG LLP